PROSPECTUS SUPPLEMENT                                         File No. 333-52822
----------------------                                            Rule 424(b)(3)
(To the Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:  2199


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:       $30,000,000     Original Issue Date:  February 21, 2002

CUSIP Number:           59018YLS8       Stated Maturity Date: March 5, 2003

Interest Calculation:                   Day Count Convention:

[X] Regular Floating Rate Note          [X] Actual/360
[_] Inverse Floating Rate Note          [_] 30/360
     (Fixed Interest Rate):             [_] Actual/Actual



Interest Rate Basis:

[X] LIBOR                               [_] Commercial Paper Rate
[_] CMT Rate                            [_] Eleventh District Cost of Funds Rate
[_] Prime Rate                          [_] CD Rate
[_] Federal Funds Rate                  [_] Other (see attached)
[_] Treasury Rate
  Designated CMT Page:                  Designated LIBOR Page:
         CMT Telerate Page:                   LIBOR Telerate Page:
         CMT Reuters Page:                    LIBOR Reuters Page:


Index Maturity:         One Month       Minimum Interest Rate: Not Applicable

Spread:                 -0.0200%        Maximum Interest Rate: Not Applicable

Initial Interest Rate:  TBD             Spread Multiplier:     Not Applicable

Interest Reset Dates:   Monthly, on the 5th of every month, commencing April 5,
                        2002, subject to modified following business day convention. First interest period (Feb. 21, 2002 to April 5, 2002) will be calculated on an interpolated
                        Libor basis.

Interest Payment Dates: Monthly, on the 5th of every month, commencing April 5,
                        2002, subject to modified following business day convention. First interest period (Feb. 21, 2002 to April 5, 2002) will be calculated on an interpolated Libor basis.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  February  15, 2002